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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF FIRST SIERRRA FINANCIAL, INC




First Sierra Receivables Inc., a Delaware Corporation
First Sierra Receivables II, Inc., a Delaware Corporation
First Sierra Receivables III, Inc., a Delaware Corporation
First Sierra Receivables IV, Inc., a Delaware Corporation
First Sierra Acquisition, Inc., a Delaware Corporation
First Sierra Acquisition Corp. I., a Texas Corporation
First Sierra Acquisition Corporation II, a Delaware Corporation
First Sierra TFS, Inc., a Delaware Corporation
Corporate Capital Leasing Group, Inc., a Pennsylvania Corporation
Northcoast Capital Leasing Company, Inc., an Ohio Corporation
First Sierra Northcoast Inc., a Delaware Corporation
Financial Management Services, Inc., a Washington Corporation
All American Financial Services, Inc., a Georgia Corporation
Heritage Credit Services, Inc., a Delaware Corporation
Integrated Lease Management Inc., a California Corporation
Independent Capital Corp., a New Jersey Corporation
Vendor Leasing Services Inc., a Georgia Corporation
TFS, Inc., dba The Money Source, a Washington Corporation
21st Century Credit Leasing Services, Inc., a Florida Corporation
The Republic Group, Inc., a California Corporation
The Republic Group, LLC, a California Corporation
Republic Commercial Credit, LLC, a California Corporation
Republic Fleet Services, LLC, a California Corporation
Eagle Holdings, a California Corporation
OMNI Leasing, Inc., a Pennsylvania Corporation
Nexsoft, Inc., a Florida Corporation
Suffolk Street Group, Plc, a company incorporated in the United Kingdom Titan Finance Limited, a company incorporated in England and Wales
Booker Montague Leasing Limited, a company incorporated in England and Wales